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                                                                 Exhibit 99. (p)

                             Eaton Vance Management
                                24 Federal Street
                                Boston, MA 02110
                            Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054

                                               January  21, 1999

Eaton Vance New York Municipal Income Trust
24 Federal Street
Boston, MA  02110

Ladies and Gentlemen:

     With respect to our purchase from you, at the purchase price of $100,000 of 6,666.67 shares of beneficial interest, net asset value of $15.00 per share ("Initial Shares") in Eaton Vance New York Municipal Income Trust, we hereby advise you that we are purchasing such Initial Shares for investment purposes without any present intention of redeeming or reselling.

                                      Very truly yours,

                                      EATON VANCE MANAGEMENT

                                      By: /s/ William M. Steul
                                          -------------------------------
                                          William M. Steul
                                          Treasurer and Vice President